UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2026

Change Agents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(Address of principal executive offices, including ZIP code)

(732) 780-4400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	CHGA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Waivers and Pre-Funded Warrants

On October 14, 2026, Change Agents Corporation (the “Company”) entered into certain waivers (the “October 2026 Waivers”) with each of Dune Equity Holdings, LLC (“Dune”) and FirstFire Global Opportunities Fund, LLC (“Firstfire”) to waive their prepayment provisions with respect to a recent note issuance and recent sale of shares under an equity purchase agreement. In consideration of the October 2026 Waivers, the Company issued pre-funded warrants to each of Dune and FirstFire (collectively, the “Waiver Pre-Funded Warrants”) to purchase 62,000 and 37,500 shares of common stock, par value $0.0001 per share (“Common Stock”), respectively (collectively, the “Waiver Pre-Funded Warrant Shares). The Waiver Pre-Funded Warrants are immediately exercisable and may be exercised at a nominal exercise price of $0.0001 per share of Common Stock at any time until all of the Waiver Pre-Funded Warrants are exercised in full; provided, however, that until the Company has obtained stockholder approval for issuance of the Waiver Pre-Funded Warrant Shares, the Company shall not issue a number of Waiver Pre-Funded Warrant Shares, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions A holder may not exercise any portion of the Waiver Pre-Funded Warrants to the extent the Purchaser would own more than 4.99% of the outstanding Common Stock immediately after exercise. A holder may increase or decrease this percentage with respect to Waiver Pre-Funded Warrants to a percentage not in excess of 9.99%, except that any such increase shall require at least 61 days’ prior notice to the Company. In addition, the Company shall not issue a number of Common Stock pursuant to the exercise of this Warrant, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions, unless the Company has obtained the Stockholder Approval The Waiver Pre-Funded Warrants also provide that if the Company fails to procure stockholder approval for issuance of the Waiver Pre-Funded Warrant Shares on or before the date which is 90-days after issuance of the Waiver Pre-Funded Warrants, then the holders of such warrants will have the right to require the Company to pay a buyout fee redeem the warrants in the amount of $150,000 for Dune and $75,000 for FirstFire unless this Pre-Funded Warrants are exercisable in full on the Stockholder Approval Deadline Date in accordance with Nasdaq Listing Rule 5635(d), in which case no buyout amount shall be due and payable. The October 2026 Waivers also granted piggyback registration rights.

The foregoing description of each of the October 2026 Waivers and the Waiver Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the October 2026 Waivers and the Waiver Pre-Funded Warrants , copies of which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Unsecured Promissory Notes

On October 16, 2026, the Company executed unsecured promissory notes (the “Unsecured Promissory Notes”) in the amounts of $150,000 and $100,000 with amounts due at maturity on December 1, 2026 of $183,335.00 and $116,665.00, respectively.

The foregoing description of the unsecured promissory notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of unsecured promissory note a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Unsecured Promissory Notes is incorporated by reference into this Item 2.03.

On October 13, 2026, the Company’s Chief Strategy Officer (CSO), Luisa Ingargiola, advanced the Company $7,500 so that the Company would timely make a loan payment under its Business Loan and Security Agreement with Agile Funding. The Company repaid this advance in October 2026.

Item 3.02 Unregistered Sales of Equity Securities.

As of the date of this report, the Company has 1,254,947 shares of Common Stock outstanding.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Waiver Pre-Funded Warrants and the Waiver Pre-Funded Warrant Shares is incorporated by reference into this Item 3.02. The Waiver Pre-Funded Warrants and the Waiver Pre-Funded Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and were offered and sold, or will be issued, in reliance upon exemptions from the registration requirements of the Securities Act, including Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
4.1	Form of Waiver Pre-Funded Warrant
4.2	Form of Unsecured Promissory Note
10.1	Form of October 2026 Waiver
104#	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2026	Change Agents Corporation

/s/ Sam Knipper
Sam Knipper
Chief Financial Officer